UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.Results of Operations and Financial Condition.

The disclosures under the headings “Fourth Quarter 2015 Impact” and “December 2015 Sales Trend Detail” in Item 8.01. below are incorporated by reference into this Item 2.02.

Item 8.01.Other Events.

Chipotle Mexican Grill, Inc. is filing this report to provide an update regarding our financial and operating results in December 2015 and fourth quarter 2015, as well as other recent developments.

During the week of December 7, 2015, we experienced an incident involving norovirus at a Chipotle restaurant in Brighton, Massachusetts, which worsened the adverse financial and operating impacts we experienced from an E. coli incident associated with a number of Chipotle restaurants in October and November.

Fourth Quarter 2015 Impact

For the fourth quarter 2015, we anticipate the following:

•	Comparable restaurant sales were -14.6% (negative)
•	Non-recurring expenses during the fourth quarter of 2015 in the range of $14.0 to $16.0 million
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The estimate of non-recurring expenses includes costs to replace food in select restaurants, lab analysis of food samples and environmental swabs, increased marketing expenses, retaining expert advisory services related to epidemiology and food safety, and preliminary estimates for legal claims and related expenses.

•	Restaurant level operating margins of approximately 20% to 21%
•	Diluted earnings per share in the range of $1.70 to $1.90; final year-end accounting adjustments and related tax expenses may further impact these estimates

December 2015 Sales Trend Detail

In a report on Form 8-K filed on December 4, we noted that comparable restaurant sales were trending at -16% at the onset of the month. Following the isolated norovirus incident during the week of December 7 in a Chipotle restaurant in Brighton, Massachusetts, which garnered national media attention, comparable restaurant sales decreased to average -34%, and then recovered to -31%. The week of December 21, 2015, the U. S. Centers for Disease Control and Prevention (CDC) announced that new illnesses related to the E. coli incident associated with Chipotle restaurants in October and November 2015 had slowed substantially, but also that it is investigating five new cases that were reported in November 2015 of the same strain of E. coli O26 but with a different DNA fingerprint. Following this announcement and related national media attention, our comparable restaurant sales trended down to -37%. For the full month of December, comparable restaurant sales were -30%. Future sales trends may be significantly influenced by further developments.

Receipt of Grand Jury Subpoena

In December 2015, Chipotle was served with a Federal Grand Jury Subpoena from the U.S. District Court for the Central District of California in connection with an official criminal investigation being conducted by the U.S. Attorney’s Office for the Central District of California, in conjunction with the U.S. Food and Drug Administration’s Office of Criminal Investigations.  The subpoena requires us to produce a broad range of documents related to a  Chipotle restaurant in Simi Valley, California, that experienced an isolated norovirus incident during August 2015.  We intend to fully cooperate in the investigation.  It is not possible at this time to determine whether we will incur, or to reasonably estimate the amount of, any fines, penalties or further liabilities in connection with the investigation pursuant to which the subpoena was issued.

Share Repurchase Authorization

This report is also filed to announce that our Board of Directors has authorized repurchases of Chipotle common stock with a total aggregate purchase price of $300 million, exclusive of commissions. These authorized repurchases are in addition to $300 million in repurchase authorizations announced on December 4, 2015, of which $116 million remained available as of December 31, 2015. During the fourth quarter 2015, we repurchased approximately 609 thousand shares of stock at an average price of $556 per share. During the month of December, we repurchased approximately 401 thousand shares of stock at an average price of $527 per share. The Board’s authorization of the repurchase program may be modified, suspended or discontinued at any time.

Forward-Looking Statements

Certain statements in this filing, including statements of expected comparable restaurant sales, non-recurring expense items, restaurant-level operating margins, and earnings per share results, as well as statements regarding government investigations and stock repurchases, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements.  The forward-looking statements in this filing are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements.  These risks and uncertainties include, but are not limited to, the following: the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers’ acceptance of and enthusiasm for our brand, including as a result of recent food-borne illness incidents,  the impact of competition, or our possible inability to increase menu prices or realize the benefits of menu price increases; the risk of food-borne illnesses and other health concerns about our food or dining out generally; factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; the performance of new restaurants and their impact on existing restaurant sales; increases in the cost of food ingredients and other key supplies; the potential for increased labor costs or difficulty retaining qualified employees, including as a result of market pressures or new regulatory requirements; risks relating to our expansion into new markets; the impact of federal, state or local government regulations relating to our employees, our restaurant design, or the sale of food or alcoholic beverages; risks associated with our Food With Integrity strategy, including supply shortages and potential liabilities from advertising claims and other marketing activities related to Food With Integrity; security risks associated with the acceptance of electronic payment cards or electronic storage and processing of confidential customer or employee information; risks relating to litigation, including class action litigation regarding employment laws, advertising claims or other matters; risks relating to our insurance coverage and self-insurance; our dependence on key personnel; risks related to our marketing and advertising strategies and ability to protect our brand and reputation; risks associated with our ability to effectively manage our growth; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are available on our website at chipotle.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

January 6, 2016	By:	/s/ Jack Hartung
Name: Jack Hartung
Title: Chief Financial Officer